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                                                                     Exhibit 3.3

                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                    SUNOCO LOGISTICS PARTNERS OPERATIONS L.P.


     This Certificate of Limited Partnership, dated December 6, 2001, has been duly executed and is filed pursuant to Section 17-201 of the Delaware Revised Uniform Limited Partnership Act (the "Act") to form a limited partnership under the Act.

     1. Name. The name of the limited partnership is "Sunoco Logistics Partners Operations L.P."

     2. Registered Office; Registered Agent. The address of the registered office required to be maintained by Section 17-104 of the Act is:

        Corporation Trust Center
        1209 Orange Street
        Wilmington, Delaware 19801.

The name and the address of the registered agent for service of process required to be maintained by Section 17-104 of the Act are:

        The Corporation Trust Company
        Corporation Trust Center
        1209 Orange Street
        Wilmington, Delaware 19801.

     3. General Partner. The name and the business, residence or mailing address of the general partner are:

        Sunoco Logistics Partners GP LLC
        1801 Market Street
        Philadelphia, PA 19103

     EXECUTED as of the date written first above.


                                                SUNOCO LOGISTICS PARTNERS GP LLC
                                                Its General Partner


                                                By: /s/ Deborah M. Fretz
                                                    ----------------------------
                                                Name: Deborah M. Fretz
                                                Title: President and Director